UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue

Los Angeles, California  90025

(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Lien Credit and Guaranty Agreement Amendment

On March 25, 2014, Radnet Management, Inc. (the “Borrower”), a wholly owned subsidiary of RadNet, Inc. (the “Company”), entered into a Second Amendment Agreement (the “First Lien Credit Agreement Amendment”) by and among the Borrower, the Company, certain subsidiaries and affiliates of the Borrower (the “Subsidiary Guarantors”), the lenders party thereto from time to time, and Barclays Bank PLC (“Barclays”), as administrative agent and collateral agent. The First Lien Credit Agreement Amendment provides for, among other things, the borrowing of an additional $30.0 million of new first lien term loans under the Credit and Guaranty Agreement, dated as of October 10, 2012 (as amended, by the First Amendment Agreement, dated as of April 3, 2013), by and among the Borrower, the Company, the Subsidiary Guarantors, Barclays, and certain other lenders (the “First Lien Credit Agreement”).

The interest rates payable on the new first lien term loans are the same as the rates currently payable under the First Lien Credit Agreement, which are (a) the adjusted LIBOR rate plus 3.25% or (b) the base rate plus 2.25%. The adjusted LIBOR rate has a minimum floor of 1.0% on the first lien term loans. In addition, the Borrower has paid certain customary fees in connection with obtaining this financing.

The other material terms of the First Lien Credit Agreement remain unchanged and are described in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 12, 2012, the Current Report on Form 8-K filed with the SEC on April 3, 2013 and in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2014 for the fiscal year ended December 31, 2013. A copy of the First Lien Credit Agreement Amendment, including a marked composite copy of the First Lien Credit Agreement as Exhibit A thereto, which reflects the amendments, is attached as Exhibit 99.1 and is incorporated by reference herein. The foregoing descriptions of the First Lien Credit Agreement Amendment and the First Lien Credit Agreement, as amended, are qualified in their entirety by reference to the full text of such exhibit.

Second Lien Credit and Guaranty Agreement

On March 25, 2014, the Borrower entered into a Second Lien Credit and Guaranty Agreement (the “Second Lien Credit Agreement”), by and among the Borrower, the Company, certain subsidiaries and affiliates of the Borrower, the lenders from time to time party thereto, General Electric Capital Corporation, as syndication agent, RBC Capital Markets and Deutsche Bank Securities Inc., as co-documentation agents, and Barclays, as administrative agent and as collateral agent. The Second Lien Credit Agreement provides for new second lien term loans with total commitments in an aggregate principal amount of $180.0 million.

There is no scheduled amortization of the principal of the second lien term loans. The termination date of the second lien term loans shall be on the earlier to occur of (i) March 25, 2021, and (ii) the date on which the second lien term loans shall otherwise become due and payable in full under the Second Lien Credit Agreement, whether by acceleration or otherwise.

The Borrower’s obligations under the Second Lien Credit Agreement are guaranteed by the Company, all of the Borrower’s current and future domestic subsidiaries and certain affiliates of the Borrower (collectively, the “Guarantors”). The Borrower’s obligations under the Second Lien Credit Agreement are secured by a second priority security interest in substantially all of the assets of the Borrower and the Guarantors, including a pledge of all of the equity interests of Borrower and each of the Borrower’s wholly-owned domestic subsidiaries.

The Borrower has the option of paying interest on the second lien term loans under the Second Lien Credit Agreement at either (a) the adjusted LIBOR rate plus 7.0% or (b) the base rate plus 6.0%. The adjusted LIBOR rate has a minimum floor of 1.0% on the second lien term loans. In addition, the Borrower has paid certain customary fees in connection with obtaining this financing.

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The Second Lien Credit Agreement contains certain covenants, which include, but are not limited to restrictions on indebtedness, liens, and investments, and places limits on distributions to shareholders (including the repurchase of shares) and other junior payments.

Events of default under the terms of the Second Lien Credit Agreement include, but are not limited to:

●	Failure of the Borrower to pay any principal of any loans as and on the date when due;
●	Failure of the Borrower to pay any interest on any loan or any fee or other amount payable under the Second Lien Credit Agreement within five days after the date when due;
●	Failure of any loan party to comply with any covenant or agreement, subject to applicable grace periods and/or notice requirements; or
●	Any representation or warranty made or deemed made by or on behalf of any credit party in connection with the Second Lien Credit Agreement or any document furnished in connection with the Second Lien Credit Agreement shall prove to be untrue when made or deemed made in any material respect.

Subject to certain notice requirements and other conditions, upon the occurrence of an event of default, commitments may be terminated and the principal of, and interest then outstanding on, all of the loans may become immediately due and payable, however where an event of default arises from certain bankruptcy events, the commitments shall automatically and immediately terminate and the principal of, and interest then outstanding on, all of the loans shall become immediately due and payable.

After giving effect to the new senior debt financing under both the First Lien Credit Agreement Amendment and the Second Lien Credit Agreement, the Borrower has approximately $415.3 million of senior secured first lien term loans outstanding under the First Lien Credit Agreement Amendment and $180.0 million of senior secured second lien term loans outstanding under the Second Lien Credit Agreement. In addition, the Company has access to a $101.3 million first lien revolving loan facility, which as of December 31, 2013 was undrawn.

Second Lien Pledge and Security Agreement

In connection with the Second Lien Credit Agreement, the Borrower and the Guarantors entered into a Second Lien Pledge and Security Agreement (the “Second Lien Pledge and Security Agreement”), dated as of March 25, 2014, with Barclays as the collateral agent, pursuant to which the obligations under the Second Lien Credit Agreement and the guarantees described above are secured by second priority security interests in substantially all of the Borrower’s and the Guarantors’ tangible and intangible assets, including, but not limited to, pledges of the equity interests of the Borrower and all of its wholly-owned domestic subsidiaries.

The relative lien priorities in the assets of the Borrower and the Guarantors as between the lenders under the First Lien Credit Agreement and the Second Lien Credit Agreement are established and governed by the terms of an Intercreditor Agreement (the “Intercreditor Agreement”) dated as of March 25, 2014, entered into between the collateral agent for the first lien lenders and the collateral agent for the second lien lenders and acknowledged by the Borrower. A copy of the Intercreditor Agreement is attached as Exhibit B to the First Lien Credit Agreement Amendment (Exhibit 99.1) and the foregoing description of the Intercreditor Agreement is qualified by reference to the full text of such exhibit.

Copies of the Second Lien Credit Agreement and the Second Lien Pledge and Security Agreement are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by this reference. The foregoing descriptions of the Second Lien Credit Agreement and the Second Lien Pledge and Security Agreement and the grants of the security interests do not purport to be complete and are qualified in their entirety by reference to the exhibits.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement

On March 25, 2014, the Borrower notified U.S. Bank National Association, a national banking association, the trustee for the Borrower’s 10 3/8% Senior Notes due 2018 (the “Notes”), of its election to call for redemption on April 24, 2014 (the “Redemption Date”), all of the remaining outstanding Notes, and instructed the trustee to provide notice of such redemption to the holders of the Notes in accordance with the terms of the indenture governing the Notes. The Notes will be redeemed at a redemption price of 105.188% of the outstanding principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, up to, but excluding the Redemption Date. Following the redemption, none of the Notes will remain outstanding. This Current Report on Form 8-K does not constitute a notice of redemption of the Notes.

Item 3.03	Material Modification to Rights of Security Holders

The Second Lien Credit Agreement contains a covenant that, among other things, restricts the Company’s and its subsidiaries’ and certain of its affiliates’ ability to pay dividends and distributions or redeem and repurchase capital stock. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

                 (d) Exhibits

Exhibit No.	Description
99.1	Second Amendment Agreement dated March 25, 2014 to the Credit and Guaranty Agreement, dated as of October 10, 2012 (as amended, by the First Amendment Agreement, dated as of April 3, 2013), by and among RadNet, Inc., Radnet Management, Inc., certain subsidiaries and affiliates of Radnet Management, Inc., certain lenders identified therein, and Barclays Bank PLC, as administrative agent and collateral agent.
99.2	Second Lien Credit and Guaranty Agreement, dated as of March 25, 2014, by and among Radnet Management, Inc., RadNet, Inc., certain subsidiaries and affiliates of Radnet Management, Inc., the lenders party thereto from time to time, certain other financial institutions and Barclays Bank PLC, as administrative agent and collateral agent.
99.3	Second Lien Pledge and Security Agreement, dated as of March 25, 2014, by and among Radnet Management, Inc., the Grantors identified therein, and Barclays Bank PLC, as collateral agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2014	RadNet, Inc.

	By:	/s/ Mark Stolper
	Name:	Mark Stolper
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Second Amendment Agreement dated March 25, 2014 to the Credit and Guaranty Agreement, dated as of October 10, 2012 (as amended, by the First Amendment Agreement, dated as of April 3, 2013), by and among RadNet, Inc., Radnet Management, Inc., certain subsidiaries and affiliates of Radnet Management, Inc., certain lenders identified therein, and Barclays Bank PLC, as administrative agent and collateral agent.
99.2	Second Lien Credit and Guaranty Agreement, dated as of March 25, 2014, by and among Radnet Management, Inc., RadNet, Inc., certain subsidiaries and affiliates of Radnet Management, Inc., the lenders party thereto from time to time, certain other financial institutions and Barclays Bank PLC, as administrative agent and collateral agent.
99.3	Second Lien Pledge and Security Agreement, dated as of March 25, 2014, by and among Radnet Management, Inc., the Grantors identified therein, and Barclays Bank PLC, as collateral agent.

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